EXHIBIT 10.2

AXESSTEL, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 8, 2004 by and among Axesstel, Inc., a Nevada corporation (the “Company”), the parties listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”) (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”), and for purposes of Section 7.1 only, Mike HP Kwon (“Kwon”) and Satoru Yukie (“Yukie”).

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the sale and issuance, Sixty Thousand (1,360,000) shares of the Company’s Common Stock, $0.001 par value (the “Shares”) at a price per share of $2.00, (b) a warrant (the “First Warrant”) in the form attached hereto as Exhibit B to purchase up to One Million Three Hundred Sixty Thousand (1,360,000) shares of Common Stock, and (c) a Warrant (the “Second Warrant” and collectively with the First Warrant, the “Warrants”) in the form attached hereto as Exhibit C to purchase up to Two Hundred Seventy Two Thousand (272,000) shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”.

1.2 Agreement to Purchase and Sell. The Company agrees to sell to the Investors at the Closing, and the Investors agrees to purchase from the Company at the Closing, the Shares and Warrants.

2. CLOSING.

2.1 The Closing. The purchase and sale of the Shares and the Warrants will take place at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, at 10:00 AM local San Diego time on January 8, 2004, or at such other time and place as the Company and the Investors mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company will deliver to the Investors (a) certificates representing the Shares and (b) the Warrants, against delivery to the Company by the Investors of the full purchase price of the Shares and Warrants, paid by (a) checks payable to the Company’s order, (b) wire transfer of funds to the Company or (c) any combination of the foregoing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) separately delivered by the Company to the Investors (which Disclosure Schedule shall be deemed to be representations and warranties to the Investors by the Company under this Section and to qualify each of the representations and warranties set forth herein), the statements in the following paragraphs of this Section 3 are all true and correct:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations or assets of the Company (the “Business”) (such effect referred to as a “Material Adverse Effect”).

3.2 Capitalization. Immediately before the Closing the capitalization of the Company will consist of the following:

(a) Common Stock. A total of Fifty Million (50,000,000) authorized shares of Common Stock, of which 6,581,000 shares were issued and outstanding as of October 31, 2003. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party, or to the knowledge of the Company, between or among any of the Company’s shareholders.

(b) Options, Warrants, Reserved Shares. Except for: (i) Three Million Three Hundred Sixty Nine Thousand Seventy Six (3,369,076) the shares of Common Stock issuable upon exercise of options outstanding as of October 31, 2003, (ii) One Million Five Hundred Fifty One Thousand One Hundred Seventy One (1,551,171) additional shares of Common Stock reserved for issuance under the Company’s Stock Option Plans, and (iii) warrants to purchase an aggregate of Two Million Eight Hundred Fifty Three Thousand Thirty-Eight (2,853,038) shares of Common Stock, there are not outstanding any options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock.

3.3 Subsidiaries. Except for the subsidiaries of the Company listed on the Disclosure Schedule, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Shares sold under this Agreement and the Warrant Shares issuable upon exercise of the Warrants, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the Company’s Amended and Restated Articles of Incorporation or the Company’s Bylaws, (b) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration)

under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, which default could reasonably be expected to have a Material Adverse Effect or (c) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.5 Valid Issuance of Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein and the Warrant Shares when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights of any shareholder of the Company.

3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the Warrant, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the “Act”) and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Act, and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.

3.7 Absence of Changes. After the respective dates as of which information is given in the Company’s Proxy Statement for the annual meeting of shareholders held on September 30 2003, the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2002, and the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, respectively (such documents, together with the Disclosure Schedule, referred to collectively as the “Disclosure Documents”), there has not been (a) any material adverse change in the Business, (b) any transaction or event that is material to the Company, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (d) any change in the outstanding indebtedness of the Company that is material to the Company, (e) any dividend declared, paid or made on the capital stock of the Company, (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect, or (g) any material change in the accounting methods or practices followed by the Company.

3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the best of the Company’s knowledge, currently threatened) against the Company, its activities, properties or assets, which (a) might prevent the consummation of the transactions contemplated hereby or (b) if adversely resolved against the Company could reasonably be expected to have a Material Adverse Effect.

3.9 Listing. The Company’s Common Stock is listed on the OTC Bulletin Board System (the “OTCBB”). The Company has not received any notification that the

Commission or the OTCBB is contemplating the termination of such registration or listing. Before the Shelf Registration Statement (as defined in Section 8.2) is declared effective by the Commission, the Shares and the Warrant Shares will, if required by the listing rules of the OTCBB, have been approved for quotation on the OTCBB, subject to notice of issuance.

3.10 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed (“Filings”) with the Commission pursuant to the Exchange Act during the preceding twelve calendar months. On their respective dates of filing, the Filings complied as to form in all material respects with the requirements of the Exchange Act, and the published Rules and Regulations of the Commission promulgated thereunder. On their respective dates of filing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements.

3.11 Disclosure. The representations and warranties made by the Company in this Agreement (including the Disclosure Schedule) and the Filings when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

3.12 Governmental Permits, Etc. The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, “Authorizations”) relating to the operation of the Business, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect. To the best of the Company’s knowledge, the Company is in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees which to the Company’s knowledge are applicable to the Business, except for such non-compliance which does not, separately or in the aggregate, have a Material Adverse Effect.

3.13 Insurance. The Company is covered by insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of its Business and the value of its properties and which, it believes, is customary for companies engaged in similar businesses in similar industries. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

3.14 Intellectual Property. To the best of the Company’s knowledge, the Company owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the Business operated by it (the “Patent and Proprietary Rights”), except where the failure to own or possess such rights would not have a Material Adverse Effect; the Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect; and the Company has not received notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

3.15 Employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer, key employee or group of key employees.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR. Each Investor hereby represents and warrants, severally and not jointly, to, and agrees with, the Company, that:

4.1 Authorization. All corporate action on the part of the Investor and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.2 Purchase for Own Account. The Shares and the Warrants to be purchased by the Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Shares and the Warrants.

4.3 Disclosure of Information. The Investor has received a copy of the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares and the Warrants to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Warrants and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access.

4.4 Investment Experience. The Investor understands that the purchase of the Shares and the Warrants involves substantial risk. The Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and the Warrants and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and the Warrants and protecting its own interests in connection with this investment or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

4.5 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.6 Restricted Securities. The Investor understands that the Shares, the Warrants and the Warrant Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Commission and understands the resale limitations imposed thereby and by the Act. The Investor understands that the Company is under no obligation to register any of the Shares or the Warrant Shares except as provided in Section 8 below.

4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares or the Warrant Shares unless and until:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 8 of this Agreement; or

(b) (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any routine transfer of any Shares or Warrant Shares in compliance with Rule 144 or Rule 144A (except that an opinion of counsel may be required for other than routine Rule 144 transactions), or (ii) for any transfer of Shares or Warrant Shares by the Investor to (A) a partner of such partnership or shareholder of such corporation, or (B) the estate of any such partner or shareholder, provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

4.8 Legends. It is understood that the certificates evidencing the Shares and the Warrant Shares will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

(c) Any legend that counsel to the Company reasonably deems appropriate under the laws of the State of Nevada.

The legends set forth in (a) and (b) above shall, upon the request of the Investor, be promptly removed by the Company from any certificate evidencing Shares or Warrant Shares upon delivery to the Company of an opinion of counsel to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or the Warrant Shares; provided, however, that no such opinion shall be required in connection with routine sales of Shares or Warrant Shares pursuant to the Shelf Registration Statement (as defined below). In connection with any such opinion, the Investor shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.

4.9 No Shorting. Neither the Investor nor any of its affiliates, agents or investment partners has, or caused any person to, directly or indirectly, engage in “short sales” of the Company’s Common Stock or any other hedging strategies with respect to the Company’s Common Stock.

5. CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of the Investors under Section 2 of this Agreement to purchase the Shares and the Warrants at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the

Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 Compliance Certificate. The Company shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, Chief Financial Officer or Secretary certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4 Registration; Securities Exemptions. The offer and sale of the Shares and the Warrant to the Investor pursuant to this Agreement shall be exempt from the registration requirements under the Act, as amended, and the rules thereunder and the registration and/or qualification requirements of all other applicable state securities laws (the “Law”).

5.5 No Material Change. There shall have been no material adverse change in the Business from the date of this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement to sell the Shares and the Warrant to the Investors at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investors, and the Investors shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Payment of Purchase Price. The Investors shall have delivered to the Company the purchase price for the Shares and the Warrants in accordance with the provisions of Section 2.

6.3 Registration; Securities Exemptions. The offer and sale of the Shares and the Warrants to the Investors pursuant to this Agreement shall be exempt from the registration requirements under the Act and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

7. COVENANTS OF THE PARTIES.

7.1 Reduction in Number of Outstanding Convertible Securities. Within the first 90 days after the Closing, the Company will use commercially reasonable efforts to reduce the number of outstanding warrants and options to purchase shares of Common Stock of the Company and the total number of shares subject to outstanding warrants to purchase Common Stock of the Company together equal 20% of the Company on a fully diluted basis. The Company shall not be required to take any action in connection with this agreement that would have adverse tax consequences on the Company or any optionee or warrant holder. In the event that the Company is unable to secure the agreement of optionees and holders of warrants necessary to make the reductions stated above, (i) Yukie agrees that for a period of one year from the Closing he will not exercise, sell, or otherwise transfer the warrant that he currently holds to purchase One Million Two Hundred Ten Thousand Three Hundred Sixty Seven (1,210,367) shares of Common Stock of the Company, and (ii) Kwon agrees that for a period of one year from the Closing he will not exercise, sell, or otherwise transfer the warrant that he currently holds to purchase One Million One Hundred Twenty Two Thousand Six Hundred Seventy One (1,122,671) shares of Common Stock of the Company, without the written consent of the Investors holding a majority of the Shares purchased hereunder

7.2 Confidentiality. The Company and the Investors agree that the terms of that certain Confidentiality Agreement between the parties, dated October 2003, shall remain in full force and effect for a period of two (2) years from the date of the Closing.

7.3 Board Seat. The Company and the Investors agree that for so long as Nikko Antfactory K.K (“Nikko”) and CDIB Ventures (“CDIB”) together own an aggregate of at least 5% of the Company’s capital stock, determined on a fully diluted basis, one member of the Board of Directors shall designated by Nikko and CDIB (the “Investor Director”) which director shall also be appointed to serve as a member of the Compensation Committee of the Board of Directors. Any issuances of options or warrants to employees, directors or consultants of the Company after the Closing shall be approved by unanimous vote of the Compensation Committee of the Board of Directors.

8. REGISTRATION RIGHTS.

8.1 Definitions. For purposes of this Agreement:

(a) Form S-B2. The term “Form S-B2” means such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(b) Holder. The term “Holders” shall mean holders of Registrable Securities that have registration rights pursuant to this Agreement.

(c) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term “Registrable Securities” means: (1) all of the Shares and the Warrant Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares and the Warrant Shares; provided, however, that the term “Registrable Securities” shall exclude in all events (and such securities shall not constitute “Registrable Securities”) (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act (“Rule 144”) or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

(e) Prospectus: The term “Prospectus” shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(f) Shelf Registration Statement. See Section 8.2(a).

8.2 Form S-B2 Shelf Registration.

(a) Registration. The Company shall prepare and file with the Commission within forty-five (45) days following the Closing and use all reasonable efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-B2 (or, if the Company is not then eligible to use Form S-B2, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement may include securities other than those held by Holders. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 8.2(b)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when such Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 8.1, or (ii) the Company’s obligations hereunder terminate (the “Permitted Window”). In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a “Shelf Registration Statement” hereunder. The registration rights granted hereunder are not subject or subordinate to any prior registration rights granted to any other securityholder of the Company.

(b) Blackout Notice. In the event (i) that the Company concludes that it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current, or (ii) that, in the reasonable and good faith judgment of the President, Chief Executive Officer or the Company’s Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to material undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a written notice (the “Blackout Notice”) to each Holder to the effect of the foregoing and, upon delivery of the Blackout Notice, each Holder shall not sell any Purchased Shares or any other securities of the

Company that are held by such Holder, shall not otherwise engage in any other Disposition with respect to the Company’s securities, and shall not disclose to any third party that such a notice has been given or the contents of the notice. The Permitted Window shall resume upon the Holders’ receipt of copies of the supplemented or amended Prospectus, or at such time as each Holder is advised in writing by the Company that the Prospectus may be used, and at such time as each Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, such restrictions shall terminate no later than 45 days after the date of delivery of the Blackout Notice. If the Company has delivered a Blackout Notice within 90 days of the date that it delivers another Blackout Notice pursuant this section, then the 45-day time period set forth in the preceding sentence shall be shortened so that the restrictions imposed by the Blackout Notice shall expire no later than 10 days after delivery of such Blackout Notice.

(c) Expenses. The registration fees and expenses incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with each Permitted Window shall be borne by the Company. Each Holder shall be responsible for any fees and expenses of its counsel or other advisers.

8.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Furnish to each Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(c) Notify each Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

8.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8.2 that each Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

8.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of such Holder, each person, if any, who controls a Holder and any underwriter (as defined in the Act) acting on behalf of a Holder (such persons and entities referred to as “Holder Indemnified Parties”), against any losses, expenses, damages or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law (a “Loss”), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Section 8;

(ii) the omission or alleged omission to state in a registration statement filed pursuant to this Section 8 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

(b) By the Holders. To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as “Company Indemnified Parties”) against any Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holders expressly for use in connection with such registration statement; and the Holders will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holders; provided further, that the Holders shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holders under this subsection in respect of any Violation shall not exceed the net proceeds received by the Holders in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the “Final Prospectus”), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

(e) Survival. The obligations of the Company and the Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

8.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as each Holder owns any Registrable Securities, the Company agrees to:

(a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) So long as such Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

8.7 Termination of the Company’s Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold without any volume restrictions within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

8.8 Piggyback Registrations.

(a) The Company shall use its best efforts to notify all Holders of Registrable Securities in writing at least twenty (20) days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization, or any Form S-3 or similar shelf registration statements relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders’ rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all Holders who have requested to sell Registrable Securities in such registration.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Expenses. The Holders shall be responsible for their pro rata share of registration fees and underwriters’ and brokers’ discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.

(d) Number of Piggyback Registrations. The piggyback registration rights granted to the Holders under this Section shall apply to the first three registrations filed by the Company after the Closing (excluding any registrations filed under Section 8.2 of this Agreement.

9. ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 8 hereof may be assigned only to a party who acquires from such Holder at least One Hundred Thousand [100,000] shares of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of the Company’s Common Stock), (such party is referred to as an “Assignee”); provided, however, that (i) no party may be assigned any of the foregoing rights until the

Company is given written notice by the assigning party at the time of such assignment stating the name and address of the Assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) that any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and (iii) no such assignment or assignments shall increase the obligations of the Company hereunder.

10. MISCELLANEOUS.

10.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their counsel or the Company, as the case may be.

10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

10.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

10.4 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 6305 Lusk Boulevard, San Diego, CA 92121 with a copy to Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attn: Christian Waage, Esq., or in the case of the Investors, at the record address for each such Investor as reflected on the books of the Company, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.

10.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investors or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.8 Costs, Expenses. Each party’s costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party; provided that the Company shall pay up to, and not in excess of Twenty Thousand Dollars ($20,000) of the fees of one outside counsel for the Investors.

10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

10.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

10.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:	INVESTORS:

Axesstel, Inc., a Nevada corporation

By:	By:

Name:	Name:

Title:	Title:

Mike HP Kwon	Satoru Yukie

[COUNTERPART SIGNATURE PAGE

COMMON STOCK PURCHASE AGREEMENT]

Exhibit A

Schedule of Investors

Investor Name	Shares Purchased	Shares Subject to First Warrant	Shares Subject to Second Warrant
NC No. 7 Investment Enterprise Partnership (Asia Pacific)	250,000	250,000	50,000
NC No. 8 Investment Enterprise Partnership	250,000	250,000	50,000
Wistron NeWeb Corporation	500,000	500,000	100,000
Rich Capital Group	250,000	250,000	50,000
P&E Lim Trust	50,000	50,000	10,000
Peter C. Lim M.D.	20,000	20,000	4,000
M. Dwight Chen and Lori A. Bluvas, Trustees, The Bluvas Chen Family Trust Agreement Dated August 29,2003	20,000	20,000	4,000
Nicholas M. Spirtos, M.D.	20,000	20,000	4,000
Total	1,360,000	1,360,000	272,000

Exhibit B

Form of First Warrant

(see attached)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

AXESSTEL, INC.

COMMON STOCK PURCHASE WARRANT

January     , 2004

THIS CERTIFIES THAT, for value received,              (the “Warrant Holder”) is entitled to purchase                             (             ) shares of Common Stock (“Warrant Shares”) of Axesstel, Inc., a Nevada corporation (the “Company”), at the Warrant Price (as defined in subsection 1(i) below), subject to adjustments and all other terms and conditions set forth in this Warrant.

This Warrant is one of a series of warrants (the “Warrants”) issued pursuant to Section 1 of that certain Common Stock and Warrant Purchase Agreement between the Company, the Warrant Holder and the other signatories thereto (the “Investors” and collectively with the Warrant Holder, the “Holders”) dated as of January     , 2004 (the “Purchase Agreement”). The Warrant Holder is subject to certain restrictions and entitled to certain rights as set forth in the Purchase Agreement, including, the registration rights with respect to the Warrant Shares set forth therein.

1. Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(b) “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

(c) “Common Stock” shall mean shares of the Company’s presently or subsequently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

(d) “Company” shall mean Axesstel, Inc., a Nevada corporation, and any corporation which shall succeed to or assume the obligations of Axesstel, Inc., under this Warrant.

(e) “Exercise Date” shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 3 and 10 below.

(f) “Holder” shall mean the Warrant Holder or any other person or entity who shall at the time be the registered holder of this Warrant.

(g) “Initial Public Offering” shall mean the Company’s initial public offering of Common Stock.

(h) “Shares” shall mean shares of the Company’s Common Stock.

(i) “Warrant Price” shall mean $1.00 per share.

2. Term. The purchase right represented by this Warrant is exercisable during the period (“Term”) beginning from the date of issuance until the date that is six (6) months thereafter.

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder hereof by surrender of this Warrant, with the form of notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”) duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer of immediately available funds to an account specified by the Company, by certified or official bank check payable to the order of the Company, by cancellation by the holder of indebtedness or other obligations of the Company to the Holder, or by a combination of any of the foregoing, in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is being exercised by the Warrant Price then in effect.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Term. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X = Y(A-B)

  A

Where X = the number of Warrant Shares to be issued to Holder under this Section 3(b);

Y = the number of Warrant Shares otherwise purchasable under this Warrant (as adjusted to the date of such calculation);

A = the fair market value of one share of the Warrant Shares at the date of such calculation;

B = the Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii) Except as provided in clause (iv) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or, in the absence of agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

(d) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

(e) No Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the Exercise Date.

4. Representations and Covenants of the Company.

(a) Representations and Warranties. The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b) Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock or other securities from time to time issuable on such exercise.

(c) Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any class of its securities, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights or securities; (c) to effect any reorganization, reclassification or recapitalization of the Common Stock or any other security; or (d) to merge or consolidate with or into any other entity, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 calendar days’ prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days’ prior written notice of the date when the same will take place.

5. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Dividends in Stock. In case at any time or from time to time the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the

Company which such Holder would hold on the date of such exercise had it been the holder of record of Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (b) and (c) of this Paragraph 5.

(b) Adjustment for Reclassification or Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) (a “Merger”), or in case of any sale of all or substantially all of the assets of the Company, the Company shall execute, or shall use commercially reasonable efforts to cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder of this Warrant, shall have the right to exercise such new Warrant at any time after the consummation of a Merger, the Holder of this Warrant, upon the exercise hereof, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and (c); in each such case, the terms of this Paragraph 5 shall be applicable to the shares of stock or other securities and property receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Upon Extraordinary Events. Other than as contemplated in the Purchase Agreement, if the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Warrant Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Price then in effect. The Warrant Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5(c). Holder shall thereafter, on the exercise hereof as provided in Section 3, be entitled to receive that number of shares of Common Stock determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 5(c)) be issuable on such exercise by a fraction of which (i) the numerator is the Warrant Price that would otherwise (but for the provisions of this Subsection 5(c)) be in effect, and (ii) the denominator is the Warrant Price in effect on the date of such exercise.

(d) Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Warrant Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

6. Compliance with Act; Transferability and Negotiability of Warrant; Disposition of Shares.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof in violation of the Act. The Warrant Shares to be issued upon the exercise hereof (unless registered under the Act and unless such Warrant Shares may thereupon be sold pursuant to Commission Rule 144(k)) shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY M AY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

FOLLOWING AN INITIAL PUBLIC OFFERING OF THE SHARES OF THE COMPANY, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STANDOFF PROVISION AS STATED IN THE NOTE AND WARRANT PURCHASE AGREEMENT PURSUANT TO WHICH THESE SHARES WERE PURCHASED, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE COMPANY.

In addition, the Warrant Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

(b) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee and the restrictive legend set forth above on the first page of this Warrant. Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that neither this Warrant nor the Warrant Shares purchasable with this Warrant may be transferred to any entity or person which the Company reasonably determines to be an actual competitor of the Company. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(c) Disposition of Warrant Shares. With respect to any offer, sale, transfer or other disposition of any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant Shares, except for any such offer, sale, transfer or other disposition of Warrant Shares to a partner or affiliate of the Warrant Holder, the Warrant Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such Holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state securities laws) of such Warrant Shares and indicating whether or not under the Act, certificates for such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of legal counsel for the Holder is not reasonably satisfactory to the Company and its legal counsel, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant Shares thus transferred (except a transfer pursuant to Rule 144(k) or an effective registration statement) shall bear a restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7. Rights of Stockholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

8. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

9. Exchange of Warrant. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise thereof.

10. Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile with copy by first class mail, postage prepaid, and shall be addressed, (a) if to a Holder, at such Holder’s address set forth below its signature, or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

11. Waiver and Amendment. This Warrant may be amended, waived or modified only with the written consent of the Company and the Holders holding Warrants representing a majority of the shares subject to the then outstanding Warrants.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of.

[The remainder of this page is intentionally left blank.]

13. Titles and Subtitles; Forms of Pronouns. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

Dated: January , 2004
AXESSTEL, INC.

By:

	Name:	Mike HP Kwon
	Title:	Chief Executive Officer

	Address:	6305 Lusk Blvd. San Diego, CA 92128

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO: Axesstel, Inc.

™ Cash Exercise. The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, shares of Common Stock of AXESSTEL, INC. and herewith makes payment of $                     therefor (either in cash or in accordance with the cashless exercise provisions of Section 3(b)) and requests that the certificates for such shares be issued in the name of, and delivered to                                                                                                        whose address is                                                                                        .

™ Net Exercise. The undersigned hereby elects to convert                              percent (            %) of the value of the Warrant pursuant to the provisions of Section 3(b) of the Warrant.

Dated:	By:

(Signature must conform to name of holder as specified on the face of the Warrant)
Name:

Its:

Address:

Exhibit C

Form of Second Warrant

(see attached)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

AXESSTEL, INC.

COMMON STOCK PURCHASE WARRANT

January     , 2004

THIS CERTIFIES THAT, for value received,                      (the “Warrant Holder”) is entitled to purchase                                                                       (                    ) shares of Common Stock (“Warrant Shares”) of Axesstel, Inc., a Nevada corporation (the “Company”), at the Warrant Price (as defined in subsection 1(i) below), subject to adjustments and all other terms and conditions set forth in this Warrant.

This Warrant is one of a series of warrants (the “Warrants”) issued pursuant to Section 1 of that certain Common Stock and Warrant Purchase Agreement between the Company, the Warrant Holder and the other signatories thereto (the “Investors” and collectively with the Warrant Holder, the “Holders”) dated as of January     , 2004 (the “Purchase Agreement”). The Warrant Holder is subject to certain restrictions and entitled to certain rights as set forth in the Purchase Agreement, including, the registration rights with respect to the Warrant Shares set forth therein.

1. Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(b) “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

(c) “Common Stock” shall mean shares of the Company’s presently or subsequently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

(d) “Company” shall mean Axesstel, Inc., a Nevada corporation, and any corporation which shall succeed to or assume the obligations of Axesstel, Inc., under this Warrant.

(e) “Exercise Date” shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 3 and 10 below.

(f) “Holder” shall mean the Warrant Holder or any other person or entity who shall at the time be the registered holder of this Warrant.

(g) “Initial Public Offering” shall mean the Company’s initial public offering of Common Stock.

(h) “Shares” shall mean shares of the Company’s Common Stock.

(i) “Warrant Price” shall mean $2.00 per share; provided that in the event all of the milestones (the “Milestones”) listed on Exhibit B are achieved, the Warrant Price shall be $3.30 per share.

2. Term. The purchase right represented by this Warrant is exercisable during the period (“Term”) beginning on the first date on which the achievement of the Milestones can be determined until the date that is eighteen (18) months thereafter.

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder hereof by surrender of this Warrant, with the form of notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”) duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer of immediately available funds to an account specified by the Company, by certified or official bank check payable to the order of the Company, by cancellation by the holder of indebtedness or other obligations of the Company to the Holder, or by a combination of any of the foregoing, in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is being exercised by the Warrant Price then in effect.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Term. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X = Y(A-B)
A

Where	X =	the number of Warrant Shares to be issued to Holder under this Section 3(b);

	Y =	the number of Warrant Shares otherwise purchasable under this Warrant (as adjusted to the date of such calculation);

	A =	the fair market value of one share of the Warrant Shares at the date of such calculation;

	B =	the Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii) Except as provided in clause (iv) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or, in the absence of agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

(d) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the

Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

(e) No Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the Exercise Date.

4. Representations and Covenants of the Company.

(a) Representations and Warranties. The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b) Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock or other securities from time to time issuable on such exercise.

(c) Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any class of its securities, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights or securities; (c) to effect any reorganization, reclassification or recapitalization of the Common Stock or any other security; or (d) to merge or consolidate with or into any other entity, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 calendar days’ prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days’ prior written notice of the date when the same will take place.

5. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Dividends in Stock. In case at any time or from time to time the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (b) and (c) of this Paragraph 5.

(b) Adjustment for Reclassification or Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) (a “Merger”), or in case of any sale of all or substantially all of the assets of the Company, the Company shall execute, or shall use commercially reasonable efforts to cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder of this Warrant, shall have the right to exercise such new Warrant at any time after the consummation of a Merger, the Holder of this Warrant, upon the exercise hereof, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and (c); in each such case, the terms of this Paragraph 5 shall be applicable to the shares of stock or other securities and property receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Upon Extraordinary Events. Other than as contemplated in the Purchase Agreement, if the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Warrant Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Price then in effect. The Warrant Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5(c). Holder shall thereafter, on the exercise hereof as provided in Section 3, be entitled to receive that number of shares of Common Stock determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 5(c)) be issuable on such exercise by a fraction of which (i) the numerator is the Warrant Price that would otherwise (but for the provisions of this Subsection 5(c)) be in effect, and (ii) the denominator is the Warrant Price in effect on the date of such exercise.

(d) Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Warrant Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

6. Compliance with Act; Transferability and Negotiability of Warrant; Disposition of Shares.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof in violation of the Act. The Warrant Shares to be issued upon the exercise hereof (unless registered under the Act and unless such Warrant Shares may thereupon be sold pursuant to Commission Rule 144(k)) shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY M AY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

FOLLOWING AN INITIAL PUBLIC OFFERING OF THE SHARES OF THE COMPANY, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE STANDOFF PROVISION AS STATED IN THE NOTE AND WARRANT PURCHASE AGREEMENT PURSUANT

TO WHICH THESE SHARES WERE PURCHASED, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE COMPANY.

In addition, the Warrant Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

(b) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee and the restrictive legend set forth above on the first page of this Warrant. Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that neither this Warrant nor the Warrant Shares purchasable with this Warrant may be transferred to any entity or person which the Company reasonably determines to be an actual competitor of the Company. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(c) Disposition of Warrant Shares. With respect to any offer, sale, transfer or other disposition of any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant Shares, except for any such offer, sale, transfer or other disposition of Warrant Shares to a partner or affiliate of the Warrant Holder, the Warrant Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such Holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state securities laws) of such Warrant Shares and indicating whether or not under the Act, certificates for such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of legal counsel for the Holder is not reasonably satisfactory to the Company and its legal counsel, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant Shares thus transferred (except a transfer pursuant to Rule 144(k) or an effective registration statement) shall bear a restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7. Rights of Stockholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

8. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

9. Exchange of Warrant. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise thereof.

10. Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile with copy by first class mail, postage prepaid, and shall be addressed, (a) if to a Holder, at such Holder’s address set forth below its signature, or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

11. Waiver and Amendment. This Warrant may be amended, waived or modified only with the written consent of the Company and the Holders holding Warrants representing a majority of the shares subject to the then outstanding Warrants.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of.

13. Titles and Subtitles; Forms of Pronouns. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

Dated: January     , 2004

AXESSTEL, INC.

By:

Name:	Mike HP Kwon
Title:	Chief Executive Officer

Address:	6305 Lusk Blvd.
San Diego, CA 92121

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO: Axesstel, Inc.

™ Cash Exercise. The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, shares of Common Stock of AXESSTEL, INC. and herewith makes payment of $                     therefor (either in cash or in accordance with the cashless exercise provisions of Section 3(b)) and requests that the certificates for such shares be issued in the name of, and delivered to                                                   whose address is                                                                                   .

™ Net Exercise. The undersigned hereby elects to convert                                  percent (            %) of the value of the Warrant pursuant to the provisions of Section 3(b) of the Warrant.

Dated:	By:
(Signature must conform to name of holder as specified on the face of the Warrant)

Name:
Its:

Address:

EXHIBIT B

Milestones

In order to have satisfied the Milestones, the Company must have revenue of no less than $49,610,000 and EBITDA of no less than $4,059,440 for fiscal year 2004.